Exhibit 10.6

REDEMPTION AND SECURITY AGREEMENT

This REDEMPTION AND SECURITY AGREEMENT  (“Agreement”) dated as of October 22, 2010, is made and entered into by and among SEBRING SOFTWARE, LLC, a corporation Florida limited liability company (the “Company”), and DIE CON AG (“Seller”).

Recitals:

A.           Seller owns 47.5 units of the Company’s membership interests (the “Shares”).

B.           The Company desires to purchase Seller’s Shares in complete redemption of Seller’s interest in the Company and Seller and the Company have reached an understanding as to the price, terms and conditions upon which the Company is to purchase Shares including the grant of a security interest by Company to Seller in and to the Shares.

C.           Seller and the Company desire to memorialize the foregoing understandings by the execution and delivery of this Agreement.

Agreement:

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
Purchase and Sale of the Shares

1.1           Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby purchases from Seller and Seller hereby sells to the Company, free and clear of all liens, claims and encumbrances, all of the Shares for a purchase price (the “Purchase Price”) equal to One Hundred Thousand Dollars ($100,000).    The Purchase Price shall be paid to Seller by delivery of a promissory note in the principal amount of One Hundred Thousand Dollars ($100,000) and in the form attached hereto as Exhibit 1.1.2 (the “Note”).  Payment of the Note shall be secured as provided in Section 6 below.

1.2           Assignment of  Shares.  As of the Closing, Seller has assigned, conveyed and delivered to the Company all of Seller’s right, title and interest in and to the Shares by way of assignment in the form attached as Exhibit 1.2.

Article II
Closing; etc.

2.1           Closing; Effective Date.  The closing of the transaction contemplated by this Agreement ("Closing") shall be deemed to have taken place as of the close of business on the date of this Agreement (the “Effective Date”) regardless of the actual time of the Closing.

2.2           Closing Conditions.  The Closing shall be subject to the remaining members of the Company other than Seller executing and delivering to the Company a written consent approving the transactions contemplated herein in the form attached hereto as Exhibit 2.2.

Article III
Representations and Warranties of Member

3.1           Representations of Seller - In General.  Seller represents and warrants to the Company that the statements contained in this Article III are correct and complete as of the date of this Agreement.

3.1.1           Authorization of Transactions.  Seller has full power, authority and capacity to execute and deliver this Agreement and to perform all of its obligations hereunder (and under any other agreement executed and delivered in connection with this Agreement).  This Agreement constitutes the valid and legally binding obligations of Seller, enforceable in accordance with its terms and conditions.

3.1.2           Noncontravention; Compliance With Law.   Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby by Seller will (a) to Seller’s knowledge, violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Seller is subject, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Seller is a party or by which he is bound or to which the Shares are subject.

3.1.3           Title to Shares; Sole Interest in Company.  Seller has good and marketable title to the Shares and is conveying and assigning good and marketable title to the Shares free and clear of any and all liens, encumbrances or other restrictions of any nature.  There are no contracts, agreements, options or other arrangements to which the Shares are subject or by which they are bound.  The Shares represent Seller’s sole equity interest in the Company and no affiliate, officer, director, employee of Seller or relative or spouse of an officer, director or employee of Seller has any equity interest in the Company.

Article IV
Representations and Warranties of the Company

4.1           Representations and Warranties of the Company.  The Company hereby represents and warrants to Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement.

4.1.1           Organization.   The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida.  The Company has full legal power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

4.1.2           Authorization of Transaction.  The Company has full power and, upon execution and delivery of the shareholders’ consent attached to this Agreement, will have, authority (including full power and authority as a corporation) to execute and deliver this Agreement and to perform its obligations under this Agreement.  This Agreement constitutes the valid and legally binding obligation of the Company and is enforceable in accordance with its terms and conditions.  The Company is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of, any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

4.1.3           Noncontravention.  Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, will (a) to Company’s knowledge, violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the Company is subject, or (b) upon execution and delivery of the members’ consent attached to this Agreement, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which the Company is a party or by which either is bound or to which any of its assets is subject.

Article V
Certain Covenants

5.1           Further Assurances.   Seller and Company shall further execute and deliver, as the other party may from time to time reasonably request, such additional assignments, documents, instruments, agreements or other items which are necessary or desirable to accomplish the transfer of the Shares as provided herein, or are otherwise necessary or desirable to consummate the transactions contemplated by this Agreement.

Article VI
Security

6.1.           Definitions.

6.1.1   Collateral.  The term "Collateral" means: (i) the Shares heretofore owned by Seller and redeemed by the Company pursuant to this Agreement, together with all options, rights, warrants, property or distributions issued as an addition to, in substitution or exchange for, or on account of any such Shares, including, but not limited to, shares of Sumotext Incorporated (“SMXI”) issued in exchange for membership interests in the Company pursuant to the terms of that certain Exchange and Reorganization Agreement by and among SMXI, the Company and the members of the Company. The Collateral shall be held in trust by the attorneys for Company, Vincent & Rees, L.C., as escrow agent, and released to the Company only upon the timely payment in full by the Company of all amounts due under the Note.

6.1.2           Obligations.  The term "Obligations" means the obligation of the Company to pay the outstanding principal and accrued interest under the Note.

6.2.          Grant of Security Interest.  Company hereby grants a security interest in the Collateral to Seller as security and collateral for the Obligations and agrees at all times to execute any and all documents, agreements, statements and instruments deemed necessary by Seller in order for Seller’s interest in the Collateral to be perfected.

6.3.           Representations.  Company represents to Seller as follows: (a) Except to the extent created or entered into by Seller prior to the Effective Date, the Collateral is not subject to any prior assignment, claim, lien, option, pledge, security interest, voting agreement, proxy or voting trust, and Company will make no further assignment thereof or create any further security interest therein, nor permit its rights therein to be reached by attachment, levy, garnishment or process; (b) Company shall at all times defend the Collateral against any and all claims of any person adverse to the claims of Seller; (c) Company has the power and authority to pledge and grant a security interest in the Collateral to Seller as provided in this Agreement and no approval of any third party other than the members pursuant to the consent attached hereto is necessary for this Agreement to be effective; (d) the Shares have been duly and validly issued by the Company and the Collateral is owned by the Company free and clear of any pledge, mortgage, hypothecation, lien, charge, security interest or other encumbrance, demand or claim of whatever nature therein or in the proceeds thereof, except only for the security interest and pledge granted to Seller hereby or to the extent created by Seller prior to the Effective Date; (e) upon execution and delivery of this Agreement, this Agreement shall create a valid lien upon and a security interest in the Collateral and the proceeds thereof; and (f) Company has not granted a proxy with respect to the Shares to any person or otherwise transferred, assigned or granted any voting or other rights with respect to the Shares to any person.

6.4.           Events of Default.  The occurrence of any of the following events shall be an "Event of Default:” (a) Nonpayment of any Obligations within ten (10) business days after due, or (b) any of the following after thirty (30) days notice of the occurrence thereof and an opportunity during such time to cure: (i) any transfer or disposition of any of the Collateral other than in compliance with the terms and conditions of this Agreement; (ii) any attachment, execution or levy on any of the Collateral; (iii) the Company voluntarily or involuntarily becoming subject to any proceeding under any bankruptcy or insolvency law or any similar state statutory or common law; (iv) material breach of any warranty or covenant made by Company in this Agreement; or (v) the creation of any encumbrance upon the Collateral or the making of any levy, judicial seizure or attachment thereof or thereon.

6.5.           Remedies Upon Default.  In the event of a default by Company, in addition to all the rights and remedies provided in Article 9 of the Uniform Commercial Code as adopted in Utah, and any other applicable law, Seller may, but without obligation to the Company, do one or more of the following after notice in accordance with this Agreement: (a) vote any of the Collateral at any meetings of the members of the Company; and (b) receive all Company distributions of cash or other property in respect of the Collateral, whether such distributions are current or liquidating.

6.6.           Satisfaction of Obligations.  Upon Seller’s receipt of payments pursuant to the terms of the Note, Seller shall release from the security interest granted hereunder and from the Collateral all Shares.  Upon the release of Shares from the security interest granted hereunder, such Shares shall then be deemed to be automatically released from the Collateral and owned outright by the Company in its treasury, free and clear of any and all claims of Seller. If the Shares have been exchanged for shares of SMXI, then, upon the release of the SMXI shares from the security interest granted hereunder, the SMXI shares shall be distributed to the former members of the Company on a pro rata basis as if the Shares had been returned to the treasury on the date hereof.

6.7.           Waiver.  The waiver of any breach of this Agreement by any party hereto shall not constitute a continuing waiver or a waiver of any subsequent breach either of the same or another provision of this Agreement.

Article VII
Miscellaneous

7.1           No Third Party Beneficiaries; Brokers’ Fees.  This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.   Each of Seller on the one hand and the Company on the other hand further represents and warrants to the other party that it has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the other will or may be liable.

7.2           Entire Agreement; Waivers, etc.  This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof.   This Agreement shall not be amended or modified except by a written agreement signed by Seller and the Company.  No waiver by any party of any default, misrepresentation or breach hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach hereunder or in any way affect any rights arising by virtue of any prior or subsequent such occurrence.

7.3           Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.  No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.  Notwithstanding the foregoing sentence, Seller may assign his rights under this Agreement relating directly or indirectly to the Collateral to an assignee or successor in interest to the Note without Company’s prior written approval.

7.4           Counterparts.  This Agreement may be executed and delivered in one or more counterparts (including counterparts signed and delivered by facsimile transmission), each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

7.5           Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

7.6           Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Utah.

7.7           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

7.8           Expenses.  Each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

7.9           Independent Counsel.  Each of the Company on the on the hand and Seller on the other hand warrants, represents, acknowledges and agrees that (a) it or he has been represented and advised by separate legal counsel in connection with this Agreement and all of the transactions contemplated hereby, or advised that it or he should seek and obtain such separate counsel; and (b) it or he has read this Agreement, understands the terms of this Agreement and has freely and voluntarily executed and delivered this Agreement.

7.10           Notices.  Any notices required by this Agreement shall be deemed to be given when (i) deposited in any United States postal box if postage is prepaid and the notice is properly addressed to the intended recipient; (ii) transmitted by facsimile (provided that a confirming copy of each such transmission is also promptly sent by mail as required by clause (i)); or (iii) personally delivered.  All notices shall be addressed to the following addresses:

If to Seller: Die CON AG
Kirchstrasse 42
CH-8807 Freienbach
Switzerland
Fax: +41 55 4157801

If to the Company, to: Sebring Software, LLC
Attention: Manager
1400 Cattlemen Dr., Suite D
Sarasota, FL 24232
Fax: (941) 377-0719

or to such other persons or at such other place as any party hereto may designate as a place for service of notice.

8.11           Recitals.  The Recitals set forth in the forepart of this Agreement are true and correct and are an integral part of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Purchase Agreement as of the date first above written to be effective as of the Effective Date.

SEBRING SOFTWARE, LLC:	DIE CON AG:

By: /s/ Leif Andersen	By: /s/ Wolfgang Dietzler
Name: Leif Andersen	Name: Wolfgang Dietzler
Title: Manager	Title: Authorized Representative

VINCENT & REES, L.C.: (as Escrow Agent and solely with respect to Section 6.1.1)

By: /s/ David Rees
Name: David Rees
Title: Manager

[SIGNATURE PAGE TO REDEMPTION AND SECURITY AGREEMENT]